Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE	CONTACT:	John E. Peck President and CEO (270) 885-1171

HOPFED BANCORP, INC. REPORTS SECOND QUARTER RESULTS

HOPKINSVILLE, Ky. (July 26, 2013) – HopFed Bancorp, Inc. (NASDAQ: HFBC) (the “Company”), the holding company for Heritage Bank USA, Inc. (the “Bank”), today reported results for the three and six month periods ended June 30, 2013. For the three month period ended June 30, 2013, the Company’s net income available to common shareholders was $1.2 million, or $0.16 per share, basic and diluted, compared to net income available to common shareholders of $903,000, or $0.12 per share basic and diluted, for the three month period ended June 30, 2012. For the six month period ended June 30, 2013, the Company’s net income available to common shareholders was $2.2 million, or $0.29 per share, basic and diluted, compared to a net income attributable to common shareholders of $1.4 million, or $0.18 per share basic and diluted, for the six month period ended June 30, 2012.

Commenting on the second quarter results, John E. Peck, President and Chief Executive Officer, said, “Operating results improved modestly during the three month period ended June 30, 2013, as compared to the three months period ended March 31, 2013, due to an increase in gains on the sales of securities, an increase in the amount of service charge income and an increase in the amount of financial services commissions. The Company continues to carefully control our non-interest expenses as our linked quarter operating expenses declined by $150,000 and total operating expenses for the six month period ended June 30, 2013, were $140,000 lower as compared to the six month period ended June 30, 2012.”

Mr. Peck continued, “The Company’s non-accrual loans increased during the three month period ended June 30, 2013, as we placed a $6.3 million non-residential real estate relationship in non-accrual status and charged off approximately $1.3 million of that relationship in June 2013. The increase in non-accrual loans reduced interest income on loans by approximately $140,000. The increase in non-accruals did not result in an increase in the necessary funding level of the allowance for loan loss account or result in a material increase in the Company’s level of adversely classified assets.”

Mr. Peck concluded, “The Company continues to improve its deposit mix by reducing the Company’s reliance on time deposit funding. At June 30, 2013, the Company’s linked quarter non-interest expense declined by $120,000. In the three month period ending September 30, 2013, the Company has more than $60.0 million in time deposits re-pricing at a weighted average cost of 1.71%. The potential to lower our interest on deposit expense is likely to be offset by lower yields on loans and investments.”

Financial Highlights

•

At June 30, 2013, the Company’s tangible book value was $13.05 per share and tangible common equity ratio was 10.31%. The reduction in book value at June 30, 2013, as compared to March 31, 2013, was the result of a lower level of unrealized gains on securities. The Bank’s Tier 1 Capital and Total Risk Based Capital Ratios at June 30, 2013, were 11.04% and 19.14%, respectively. The Company’s Tier 1 Capital and Total Risk Based Capital Ratios were 11.18% and 19.31%, respectively.

•

At June 30, 2013, the Company’s allowance for loan loss totaled $9.4 million, or 1.75% of total loans and 79.6% of non-accrual loans. In the six month period ended June 30, 2013, the Company’s net charge offs totaled $2.0 million, or an annualized rate of 0.77% of average loans.

•

For the three month period ended June 30, 2013, the Company’s net interest margin was 2.90%, as compared to 2.87% for the three month period ended June 30, 2012, and 2.99% for the three month period ended March 31, 2013. During the three month period ended June 30, 2013, net interest income was reduced by approximately $140,000 due to increases in non-accrual loans.

-MORE-

HFBC Reports Second Quarter Results

July 26, 2013

Asset Quality

At June 30, 2013, the Company’s level of non-accrual loans totaled $11.8 million, as compared to $7.7 million at December 31, 2012, and $7.1 million at March 31, 2013. The increase in non-accrual loans is largely the result of one non-residential real estate relationship of approximately $5.0 million being classified as non-accrual in June 2013.

A summary of non-accrual loans at June 30, 2013, and December 31, 2012, is as follows:

	June 30, 2013	December 31, 2012
	(Dollars in Thousands)
One-to-four family mortgages	1,131	2,243
Home equity line of credit	21	66
Junior lien	37	4
Multi-family	—	38
Construction	—	—
Land	2,256	2,768
Non-residential real estate	7,054	1,134
Farmland	781	648
Consumer loans	354	145
Commercial loans	177	617

Total non-accrual loans	11,811	7,663

A summary of the level of classified loans at June 30, 2013, is as follows:

					Total	Specific Reserve for Impairment	Reserve for Performing Loans
June 30, 2013	Pass	Special Mention	Impaired Loans
			Substandard	Doubful
	(Dollars in Thousands)
One-to-four family mortgages	151,332	1,169	5,348	31	157,880	794	1,583
Home equity line of credit	35,017	—	965	—	35,982	146	243
Junior liens	3,361	45	506	—	3,912	—	63
Multi-family	27,870	—	2,095	—	29,965	—	233
Construction	8,818	176	—	—	8,994	—	67
Land	22,186	7,441	9,519	—	39,146	1,305	415
Non-residential real estate	126,709	932	13,750	—	141,391	1,145	1,892
Farmland	45,086	352	4,862	—	50,300	—	462
Consumer loans	12,418	—	438	—	12,856	—	392
Commercial loans	53,890	435	2,930	—	57,255	177	482

Total	486,687	10,550	40,413	31	537,681	3,567	5,832

-MORE-

HFBC Reports Second Quarter Results

July 26, 2013

At June 30, 2013, non-accrual loans plus other real estate owned totaled $13.4 million, or 1.42% of total assets, as compared to $9.2 million, or 0.95% of total assets, at December 31, 2012. A summary of the activity in other real estate owned for the six month period ended June 30, 2013, is as follows:

		Activity During 2013
	Balance 12/31/2012	Foreclosures	Proceeds	Reduction in Values	Gain (Loss) on Sale	Balance 6/30/2013
		(Dollars in Thousands)
One-to-four family mortgages	$258	548	(349)	—	(10)	447
Multi-family	—	—	—	—	—	—
Construction	130	—	(110)	(110)	90	—
Land	1,112	—	—	—	—	1,112
Non-residential real estate	44	40	—	(11)	—	73
Consumer assets	4	5	(3)	(4)	(2)	—

Total	$1,548	593	(462)	(125)	78	1,632

At June 30, 2013, the Company’s level of loans classified as substandard and doubtful were $40.4 million and $31,000, respectively, as compared to $66.6 million and none, respectively, at December 31, 2012. At June 30, 2013, the Company’s classified loan to risk based capital ratio was 35.5%. The Company’s specific reserve for impaired loans was $3.6 million at June 30, 2013, and $3.8 million at December 31, 2012, respectively.

At June 30, 2013, the Company’s level of performing Troubled Debt Restructurings (“TDRs”) was $469,000, as compared to $11.0 million at December 31, 2012. A summary of the activity in loans classified as TDRs for the six month period ended June 30, 2013, is as follows:

					Removed
				Removed due to	from
	Balance at	New	Loss or	Payment or	(Taken to)	Balance at
	12/31/12	TDR	Foreclosure	Performance	Non-accrual	6/30/13
			(Dollars in Thousands)
One-to-four family mortgages	$1,888	242	—	(1,863)	—	267
Home equity line of credit	—	—	—	—	—	—
Junior Lien	96	—	—	(10)	(86)	—
Multi-family	234	—	—	(234)	—	—
Construction	4,112	—	—	—	(4,112)	—
Land	656	2,649	(393)	(656)	—	2,256
Non-residential real estate	3,173	266	(864)	(3,344)	4,112	3,343
Farmland	865	—	—	(865)	—	—
Consumer loans	5	—	—	(1)	—	4
Commercial loans	9	222	—	(1)	—	230

Total performing TDR	$11,038	3,379	(1,257)	(6,974)	(86)	6,100

-MORE-

HFBC Reports Second Quarter Results

July 26, 2013

A summary of TDRs and non-performing TDRs at June 30, 2013, and December 31, 2012, is stated below:

	June 30, 2013	December 31, 2012
	(Dollars in Thousands)
One-to-four family mortgages	$267	1,888
Home equity line of credit	—	—
Junior lien	—	196
Multi-family	—	234
Construction	—	4,112
Land	2,256	3,424
Non-residential real estate	3,343	3,173
Farmland	—	909
Consumer loans	4	5
Commercial loans	230	128

Total TDR	6,100	14,069

Less:
TDR in non-accrual status
One-to-four family mortgages	—	—
Home equity line of credit	—	—
Junior lien	—	(100)
Multi-family	—	—
Construction	—	—
Land	(2,256)	(2,768)
Non-residential real estate	(3,248)	(44)
Consumer loans	—	—
Commercial loans	(127)	(119)

Total performing TDR	$469	$11,038

Net Interest Income

For the three month period ended June 30, 2013, the Company’s net interest income was $6.2 million, compared to $6.7 million for the three month period ended June 30, 2012, and $6.4 million for the three month period ended March 31, 2013.

For the three month period ended June 30, 2013, the Company’s net interest margin was 2.90%, as compared to 2.87% for the three month period ended June 30, 2012, and 2.99% for the three month period ended March 31, 2013.

For the six month period ended June 30, 2013, the Company’s net interest income was $12.6 million, as compared to $13.5 million for the six month period ended June 30, 2012. For the six month period ended June 30, 2013, the Company’s net interest margin was 2.94%, as compared to 2.93% for the six month period ended June 30, 2012.

The declines in the Company’s net interest income and net interest margin are largely the result of declining average loan balances and investment securities. Furthermore, the yields on all classes of earning assets continue to decline as both short term and long term rates are near record low levels. The Company’s results for the three and six month periods ended June 30, 2013, were negatively impacted by a substantial increase in non-accrual loans.

Non-interest Income

Non-interest income for the three month period ended June 30, 2013, was $2.8 million, as compared to $2.6 million for the three month period ended June 30, 2012, and $2.5 million for the three month period ended March 31, 2013.Non-interest income for the six month periods ended June 30, 2013, and June 30, 2012, was $5.3 million and $4.6 million, respectively. The increase in non-interest income for the three month period ended June 30, 2013, as compared to the three month periods ended June 30, 2012, and March 31, 2013, was primarily the result of an increase in gains on the sale of securities.

The Company recognized net gains on the sale of securities of $789,000, $630,000, and $627,000 for the three month periods ended June 30, 2013, June 30, 2012, and March 31, 2013, respectively. The Company recognized net gains on the sales of securities of $1.4 million and $674,000, for the six month periods ended June 30, 2013, and June 30, 2012, respectively.

-MORE-

HFBC Reports Second Quarter Results

July 26, 2013

For the three and six month periods ended June 30, 2013, the Company’s revenue related to the origination of fixed rate mortgage loans was $212,000 and $412,000, respectively, as compared to $263,000 and $466,000 for the same periods in 2012. The Company earned $347,000 and $644,000 in commission from our financial services production during the three and six month periods ended June 30, 2013, as compared to $271,000 and $498,000, respectively for the same periods in 2012.

Non-interest Expense

Non-interest expenses were $7.1 million, $7.4 million and $7.3 million for the three month periods ended June 30, 2013, June 30, 2012, and March 31, 2013, respectively. For the six months ended June 30, 2013, and June 30, 2012, non-interest expenses were $14.4 million and $14.5 million, respectively.

On a linked quarter basis, professional services expenses increased by $156,000. The increase in professional services expense was largely the result of the Company’s contested proxy vote. On a linked quarter basis, the Company has experienced a modest decline in most operating expense line items. For the three month period ended June 30, 2013, the Company’s salaries and benefits expense declined by $134,000 as compared to the previous quarter, and total operating expenses declined by $150,000, each as compared to the previous quarter.

Balance Sheet

At June 30, 2013, consolidated assets were $949.4 million, a decrease of $18.3 million as compared to December 31, 2012. The decline in assets is largely the result of a $29.0 million reduction in time deposits as the Company has chosen to allow selected high cost deposit funding to leave the Company. The Company has funded the outflow of deposits by the sale of securities.

For the six month period ended June 30, 2013, gross loans increased by approximately $2.1 million, to $537.7 million as compared to $535.6 million at December 31, 2012. In the Company’s market area, desirable lending opportunities remain limited at this time, making meaningful loan growth challenging.

The Company

Prior to June 5, 2013, HopFed Bancorp, Inc. was a federally chartered savings and loan holding company with Heritage Bank as its wholly owned thrift subsidiary. On June 5, 2013, Heritage Bank’s legal name was changed to Heritage Bank USA, Inc. and its charter was converted to a Kentucky state chartered commercial bank with the Kentucky Department of Financial Institutions and the Federal Deposit Insurance Corporation as its regulators. Also on June 5, 2013, HopFed Bancorp, Inc. became a non-member federally chartered commercial bank holding company regulated by the Federal Reserve Board. HopFed Bancorp, Inc. is the holding company for Heritage Bank USA, Inc. headquartered in Hopkinsville, Kentucky. The Bank has eighteen offices in western Kentucky and middle Tennessee in addition to its subsidiary, Fall & Fall Insurance of Fulton, Kentucky. The Company has two additional operating divisions including Heritage Wealth Management of Murray, Kentucky, Hopkinsville, Kentucky, Kingston Springs, Tennessee and Pleasant View, Tennessee, which offers a broad line of financial services. Heritage Mortgage Services of Clarksville, Tennessee offers long term fixed rate 1- 4 family mortgages loans that are originated for the secondary market in all communities in the Company’s general market area. The Bank offers a broad line of banking and financial products and services with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank USA, Inc. may be found on its website www.bankwithheritage.com.

-MORE-

HFBC Reports Second Quarter Results

July 26, 2013

Forward-Looking Information

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risk, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition and the demand for the Company’s products and services, and other factors as set forth in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Certain tabular presentations may not reconcile because of rounding.

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HFBC Reports Second Quarter Results

July 26, 2013

HOPFED BANCORP, INC.

Balance Sheet

(Dollars in thousands)

	June 30, 2013	December 31, 2012
	(unaudited)
Assets
Cash and due from banks	$20,070	31,563
Interest-earning deposits	9,633	5,613
Cash and cash equivalents	29,703	37,176
Federal Home Loan Bank stock, at cost	4,428	4,428
Securities available for sale	338,936	356,345
Loans receivable, net of allowance for loan losses of $9,399 at June 30, 2013, and $10,648 at December 31, 2012	528,282	524,985
Accrued interest receivable	4,919	5,398
Real estate and other assets owned	1,632	1,548
Bank owned life insurance	9,486	9,323
Premises and equipment, net	21,853	22,557
Deferred tax assets	3,383	—
Intangible asset	195	292
Other assets	6,578	5,637

Total assets	$949,395	967,689

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest-bearing accounts	$94,426	94,083
Interest-bearing accounts
Interest bearing checking accounts	154,444	147,047
Savings and money market accounts	85,735	81,643
Other time deposits	408,059	437,092

Total deposits	742,664	759,865
Advances from Federal Home Loan Bank	45,768	43,741
Repurchase agreements	47,072	43,508
Subordinated debentures	10,310	10,310
Advances from borrowers for taxes and insurance	697	396
Dividends payable	177	180
Deferred tax liability	—	568
Accrued expenses and other liabilities	4,634	4,122

Total liabilities	851,322	862,690

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Second Quarter Results

July 26, 2013

HOPFED BANCORP, INC.

Balance Sheet

(Dollars in thousands)

	June 30, 2013	December 31, 2012
	(unaudited)
Stockholders’ equity
Preferred stock, par value $0.01 per share; authorized - 500,000 shares; 18,400 shares issued and no shares outstanding at June 30, 2013, and December 31, 2012.	—	—
Common stock, par value $.01 per share; authorized 15,000,000 shares; 7,905,955 issued and 7,503,039 outstanding at June 30, 2013, and 7,905,728 issued and 7,502,812 outstanding at December 31, 2012	79	79
Common stock warrant	—	556
Additional paid-in-capital	76,634	76,288
Retained earnings	43,679	41,829
Treasury stock- preferred (at cost, 18,400 shares at June 30, 2013, and December 31, 2012)	(18,400)	(18,400)
Treasury stock- common (at cost, 402,916 shares at June 30, 2013, and December 31, 2012)	(5,076)	(5,076)
Accumulated other comprehensive income, net of taxes	1,157	9,723

Total stockholders’ equity	98,073	104,999

Total liabilities and stockholders’ equity	$949,395	967,689

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Second Quarter Results

July 26, 2013

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Month Periods		For the Six Month Periods
	Ended June 30,		Ended June 30,
	2013	2012	2013	2012
Interest and dividend income:
Loans receivable	6,676	7,413	13,558	15,214
Investment in securities, taxable	1,764	2,434	3,596	4,809
Investment in securities, non-taxable	547	547	1,132	1,122
Interest-earning deposits	7	6	13	14

Total interest and dividend income	8,994	10,400	18,299	21,159

Interest expense:
Deposits	1,936	2,755	3,982	5,639
Advances from Federal Home Loan Bank	446	565	890	1,138
Repurchase agreements	230	237	472	485
Subordinated debentures	182	181	364	368

Total interest expense	2,794	3,738	5,708	7,630

Net interest income	6,200	6,662	12,591	13,529

Provision for loan losses	406	400	782	1,269

Net interest income after provision for loan losses	5,794	6,262	11,809	12,260

Non-interest income:
Service charges	937	973	1,790	1,911
Merchant card income	259	212	482	408
Mortgage origination revenue	212	263	412	466
Gain on sale of securities	789	630	1,416	674
Income from bank owned life insurance	87	79	162	158
Financial services commission	347	271	644	498
Other operating income	197	211	405	441

Total non-interest income	2,828	2,639	5,311	4,556

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Second Quarter Results

July 26, 2013

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three Month Periods		For the Six Month Periods
	Ended June 30,		Ended June 30,
	2013	2012	2013	2012
Non-interest expenses:
Salaries and benefits	3,714	3,561	7,562	7,068
Occupancy expense	882	884	1,727	1,739
Data processing expense	646	627	1,296	1,252
State bank tax	147	162	289	324
Intangible amortization expense	48	65	97	130
Professional services expense	549	498	942	886
Deposit insurance and examination expense	179	434	411	853
Advertising expense	308	324	641	628
Postage and communications expense	139	157	278	298
Supplies expense	93	105	229	216
Loss on disposal of equipment	—	2	—	8
Loss on sale of real estate owned	12	72	47	219
Real estate owned expenses	32	25	108	71
Other operating expenses	375	523	771	846

Total non-interest expense	7,124	7,439	14,398	14,538

Income before income tax expense	1,498	1,462	2,722	2,278
Income tax expense	332	300	572	389

Net income	1,166	1,162	2,150	1,889

Less:
Dividend on preferred shares	—	231	—	460
Accretion dividend on preferred shares	—	28	—	56
Net income available to common shareholders	$1,166	$903	$2,150	$1,373

Net income available to common shareholders
Per share, basic	$0.16	$0.12	$0.29	$0.18

Per share, diluted	$0.16	$0.12	$0.29	$0.18

Dividend per share	$0.02	$0.02	$0.04	$0.04

Weighted average shares outstanding - basic	7,488,906	7,485,283	7,488,788	7,484,498

Weighted average shares outstanding - diluted	7,488,906	7,485,283	7,488,788	7,484,498

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Second Quarter Results

July 26, 2013

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Months Ended
	6/30/2013	3/31/2013	Change from Prior Quarter
Interest and dividend income:
Loans receivable	6,676	6,882	(206)
Investment in securities, taxable	1,764	1,832	(68)
Investment in securities, non-taxable	547	585	(38)
Interest-earning deposits	7	6	1

Total interest and dividend income	8,994	9,305	(311)

Interest expense:
Deposits	1,936	2,046	(110)
Advances from Federal Home Loan Bank	446	444	2
Repurchase agreements	230	242	(12)
Subordinated debentures	182	182	—

Total interest expense	2,794	2,914	(120)

Net interest income	6,200	6,391	(191)

Provision for loan losses	406	376	30

Net interest income after provision for loan losses	5,794	6,015	(221)

Non-interest income:
Service charges	937	853	84
Merchant card income	259	223	36
Mortgage orgination revenue	212	200	12
Gain on sale of securities	789	627	162
Income from bank owned life insurance	87	75	12
Financial services commission	347	297	50
Other operating income	197	208	(11)

Total non-interest income	2,828	2,483	345

This information is preliminary and based on company data available at the time of the presentation

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HFBC Reports Second Quarter Results

July 26, 2013

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	Months Ended
	6/30/2013	3/31/2013	Change from Prior Quarter
Non-interest expenses:
Salaries and benefits	$3,714	3,848	(134)
Occupancy expense	882	845	37
Data processing expense	646	650	(4)
State bank tax	147	142	5
Intangible amortization expense	48	49	(1)
Professional services expense	549	393	156
Deposit insurance and examination expense	179	232	(53)
Advertising expense	308	333	(25)
Postage and communications expense	139	139	—
Supplies expense	93	136	(43)
Loss on sale of real estate owned	12	35	(23)
Real estate owned expenses	32	76	(44)
Other operating expenses	375	396	(21)

Total non-interest expense	7,124	7,274	(150)

Income before income tax expense	1,498	1,224	274
Income tax expense	332	240	92

Net income	1,166	984	182

Net income available to common stockholders
Per share, basic	$0.16	$0.13	0.03

Per share, diluted	$0.16	$0.13	0.03

Dividend per share	$0.02	$0.02

Weighted average shares outstanding - basic	7,488,906	7,488,445

Weighted average shares outstanding - diluted	7,488,906	7,488,445

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Second Quarter Results

July 26, 2013

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the six month periods ended June 30, 2013, and June 30, 2012, by $545,000 and $533,000, respectively; for a tax equivalent rate using a cost of funds rate of 1.50% for the six month period ended June 30, 2013, and 1.80% for the six month period ended June 30, 2012. The table adjusts tax-free loan income by $4,000 for six month period ended June 30, 2012, and $5,000 for the six month period ended June 30, 2012, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 6/30/2013	Income and Expense 6/30/2013	Average Rates 6/30/2013	Average Balance 6/30/2012	Income and Expense 6/30/2012	Average Rates 6/30/2012
	(Table Amounts in Thousands, Except Percentages)
Loans	$525,448	13,562	5.16%	$547,815	15,219	5.56%
Investments AFS taxable	283,867	3,596	2.53%	$329,809	4,809	2.92%
Investment AFS tax free	73,499	1,677	4.56%	$66,852	1,655	4.95%
Interest earning deposits	9,672	13	0.27%	$14,762	14	0.19%

Total interest earning assets	892,486	18,848	4.22%	959,238	21,697	4.52%

Other assets	79,201			89,115

Total assets	$971,687			$1,048,353

Retail time deposits	378,326	2,877	1.52%	451,622	4,459	1.97%
Brokered deposits	46,390	362	1.56%	54,265	510	1.88%
Saving & MMDA	83,367	70	0.17%	73,453	66	0.18%
Now accounts	165,564	673	0.81%	147,336	604	0.82%
FHLB borrowings	43,586	890	4.08%	62,537	1,138	3.64%
Repurchase agreements	40,595	472	2.33%	41,915	485	2.31%
Subordinated debentures	10,310	364	7.06%	10,310	368	7.14%

Total interest bearing liabilities	768,138	5,708	1.49%	841,438	7,630	1.81%

Non-interest bearing deposits	93,857			82,153
Other liabilities	4,944			5,212
Stockholders’ equity	104,748			119,550

Total liabilities and stockholders’ equity	$971,687			$1,048,353

Net interest income		13,140			14,067

Net interest spread			2.73%			2.71%

Net interest margin		2.94%			2.93%

This information is preliminary and based on company data available at the time of the presentation.

-MORE-

HFBC Reports Second Quarter Results

July 26, 2013

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the three month periods ended June 30, 2013, and June 30, 2012, by $263,000 and $260,000, respectively; for a tax equivalent rate using a cost of funds rate of 1.50% for the three month period ended June 30, 2013, and 1.80% for the three month period ended June 30, 2012. The table adjusts tax-free loan income by $2,000 for three month period ended June 30, 2013 and $3,000 for the three month period ended June 30, 2012, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 6/30/2013	Income and Expense 6/30/2013	Average Rates 6/30/2013	Average Balance 6/30/2012	Income and Expense 6/30/2012	Average Rates 6/30/2012
	(Table Amounts in Thousands, Except Percentages)
Loans	$528,160	6,678	5.06%	$544,056	7,416	5.45%
Investments AFS taxable	283,262	1,764	2.49%	339,125	2,434	2.87%
Investment AFS tax free	71,333	810	4.54%	68,035	807	4.74%
Interest earning deposits	9,465	7	0.30%	13,632	6	0.18%

Total interest earning assets	892,220	9,259	4.15%	964,848	10,663	4.42%

Other assets	73,757			79,426

Total assets	$965,977			$1,044,274

Retail time deposits	371,908	1,378	1.48%	445,784	2,186	1.96%
Brokered deposits	45,688	178	1.56%	51,185	226	1.77%
Savings & MMDA	86,018	37	0.17%	74,472	33	0.18%
Now accounts	167,038	343	0.82%	150,813	310	0.82%
FHLB borrowings	43,612	446	4.09%	62,105	565	3.64%
Repurchase agreements	38,185	230	2.41%	39,788	237	2.38%
Subordinated debentures	10,310	182	7.06%	10,310	181	7.02%

Total interest bearing liabilities	762,759	2,794	1.47%	834,457	3,738	1.79%

Non-interest bearing deposits	93,616			83,803
Other liabilities	4,891			4,158
Stockholders’ equity	104,711			121,856

Total liabilities and stockholders’ equity	$965,977			$1,044,274

Net interest income		6,465			6,925

Interest rate spread			2.68%			2.63%

Net interest margin		2.90%			2.87%

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